EXHIBIT 10.17
DELTA AIR LINES, INC.
TRANSITION AWARD PROGRAM

1.    Purpose. The Transition Award Program (the “TAP”) is an equity-based long-term incentive program sponsored by Delta Air Lines, Inc. (“Delta” or the “Company”) for key employees of Delta and its subsidiaries. The TAP is intended to (a) ensure consistency of award opportunity levels during the transition of the Company's long-term incentive program from a two-year to three-year program and (b) retain key employees during this transition and align their interests with Delta's other employees and stakeholders.

The TAP is being adopted under the Delta Air Lines, Inc. 2007 Performance Compensation Plan (the “2007 Performance Plan”). It is subject to the terms of the 2007 Performance Plan and a Participant's TAP Award Agreement (“Award Agreement”).

Capitalized terms that are used but not defined in the TAP shall have the meaning ascribed to them in the 2007 Performance Plan. For purposes of the TAP, the definitions of “Good Reason” and “Retirement” as set forth in the 2007 Performance Plan are hereby replaced or modified under Section 6 below, and shall apply as set forth in Section 6 in lieu of the definitions of these terms in the 2007 Performance Plan or as modified, as applicable.

2.    Individual Award Agreements. Any person offered an Award under the TAP will be required to sign an individual Award Agreement. Execution by such person of his or her Award Agreement will be a prerequisite to the effectiveness of the Award under the TAP and to the person's becoming a Participant in the TAP. The terms and conditions of any Award Agreement, if contrary to the terms of the TAP, shall govern the rights of the corresponding Participant.
3.    Plan Administration. (a) The Personnel & Compensation Committee of the Board of Directors (the “Committee”) shall be responsible for the general administration and interpretation of the TAP and for carrying out its provisions. The Committee shall have such powers as may be necessary to discharge its duties hereunder, including, without limitation, the following powers and duties, but subject to the terms of the TAP:
(i)     authority to construe and interpret the terms of the TAP, and to determine eligibility, awards and the amount, manner and time of payment of any awards hereunder;
(ii)     authority to prescribe forms and procedures for purposes of the TAP participation and distribution of awards; and
(iii)     authority to adopt rules and regulations and to take such actions as it deems necessary or desirable for the proper administration of the TAP.
(b)     Any rule or decision by the Committee that is not inconsistent with the provisions of the TAP shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.
(c)    Notwithstanding anything contained in the 2007 Performance Plan to the contrary, the Committee shall not have the authority to increase or decrease the actual payout of any Performance Award (as defined below) granted to any Participant pursuant to Section 4(b) hereunder.

4.    Awards.
(a)    Restricted Stock.

(i)    Award Grant. A Participant may receive Restricted Stock as specified in the Participant's Award Agreement (the “Restricted Stock”).

(ii)    Grant Date. The Grant Date of the Restricted Stock will be determined by the Committee and set forth in a Participant's Award Agreement.

(iii)    Restrictions. Until the restrictions imposed by this Section 4(a) (the “Restrictions”) have lapsed pursuant to Section 4(a)(iv), (v) or (vi) below, a Participant will not be permitted to sell, exchange, assign, transfer, pledge or otherwise dispose of the Restricted Stock and the Restricted Stock will be subject to forfeiture as set forth below.

(iv)    Lapse of Restrictions-Continued Employment.

(A)    In General. Except as otherwise provided in Section 4(a)(iv)(B) below with respect to Executive Officer Participants (as such term is defined therein) and subject to the terms of the 2007 Performance Plan and the TAP, the Restrictions shall lapse and be of no further force or effect with respect to one-half of the Shares of Restricted Stock on February 1, 2014 (“First RS Installment”) and the remaining one-half on February 1, 2015 (“Second RS Installment”).1
(B)    Executive Officer Participants. Subject to the terms of the 2007 Performance Plan and the TAP, with respect to each Participant who is employed by the Company as an executive vice president or more senior officer or holds the position of general counsel or chief financial officer of the Company (an “Executive Officer Participant”) on the Grant Date, the Restrictions shall lapse and be of no further force or effect with respect to one hundred percent (100%) of the Shares of Restricted Stock on February 1, 2015.

(v)    Lapse of Restrictions/Forfeiture upon Termination of Employment. The Restricted Stock and the Restrictions set forth in this Section 4(a) are subject to the following terms and conditions:

(A)    Without Cause or For Good Reason. Upon a Participant's Termination of Employment by the Company without Cause or by the Participant for Good Reason (including the Termination of Employment of the Participant if he is employed by an Affiliate at the time the Company sells or otherwise divests itself of such Affiliate), with respect to any portion of the Restricted Stock subject to the Restrictions, the Restrictions shall immediately lapse on the Pro Rata RS Portion as of the date of such Termination of Employment. Upon a Participant's Termination of Employment by the Company without Cause or by the Participant for Good Reason, any Restricted Stock that remains subject to the Restrictions, other than the Pro Rata RS Portion, shall be immediately forfeited.

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1If this formula results in any fractional Share allocation to any RS Installment, the number of Shares with respect to which the Restrictions lapse under the First RS Installment will be rounded up, and the number of shares with respect to which the Restrictions lapse on the Second RS Installment will be rounded down, to the nearest whole Share so that only full Shares are covered by each RS Installment.

“Pro Rata RS Portion” means, with respect to any portion of Restricted Stock that is subject to the Restrictions at the time of a Participant's Termination of Employment, the number of Shares with respect to which the Restrictions would have lapsed on each future RS Installment multiplied by a fraction (i) the numerator of which is the number of calendar months2from the Grant Date to the date of such Termination of Employment, rounded up for any partial month and (ii) the denominator of which is (1) for Participants other than Executive Officer Participants, twelve (12) for the First RS Installment and twenty-four (24) for the Second RS Installment and (2) for Executive Officer Participants, twenty-four (24).3

(B)    Voluntary Resignation. Upon a Participant's Termination of Employment by reason of a voluntary resignation (other than for Good Reason or Retirement), any portion of the Restricted Stock subject to the Restrictions shall be immediately forfeited.

(C)    Retirement. Subject to Section 4(a)(v)(F) below, upon a Participant's Termination of Employment by reason of Retirement, with respect to any portion of the Restricted Stock subject to the Restrictions, the Restrictions shall immediately lapse on the Pro Rata RS Portion as of the date of such Termination of Employment. Pro Rata RS Portion has the meaning set forth in Section 4(a)(v)(A) above. Upon a Participant's Termination of Employment by reason of Retirement, any Restricted Stock that remains subject to the Restrictions, other than the Pro Rata RS Portion, shall be immediately forfeited.

(D)    Death or Disability. Upon a Participant's Termination of Employment due to death or Disability, the Restrictions shall immediately lapse and be of no further force or effect as of the date of such Termination of Employment.

(E)    For Cause. Upon a Participant's Termination of Employment by the Company for Cause, any portion of the Restricted Stock subject to the Restrictions shall be immediately forfeited.

(F)     Retirement-Eligible Participants Who Incur a Termination of Employment for Other Reasons. If a Participant who is eligible for Retirement is, or would be, terminated by the Company without Cause, such Participant shall be considered to have been terminated by the Company without Cause for purposes of the TAP rather than having retired, but only if the Participant acknowledges that, absent Retirement, the Participant would have been terminated by the Company without Cause. If, however, the employment of a Participant who is eligible for Retirement is terminated by the Company for Cause, then regardless of whether the Participant is considered as a retiree for purposes of any other program, plan or policy of the Company, for purposes of the TAP, the Participant's employment shall be considered to have been terminated by the Company for Cause.

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2 For purposes of the TAP, one calendar month is calculated from the date of measurement to the same or closest numerical date occurring during the following month. For example, one calendar month from January 31, 2013 will elapse as of February 28, 2013, two months will elapse on March 31, 2013, and so on.
3 If this formula results in any fractional Share, the Pro Rata RS Portion will be rounded up to the nearest whole Share.

    (vi)    Change in Control. Notwithstanding the forgoing and subject to Section 5 below, upon a Participant's Termination of Employment by the Company without Cause or by the Participant for Good Reason (including the Termination of Employment of the Participant if he is employed by an Affiliate at the time the Company sells or otherwise divests itself of such Affiliate) on or after a Change in Control but prior to the second anniversary of such Change in Control, any Restrictions in effect shall immediately lapse on the date of such Termination of Employment and be of no further force or effect as of such date.
(vii)    Dividends. In the event a cash dividend shall be paid with respect to Shares at a time the Restrictions on the Restricted Stock have not lapsed, the Participant shall be eligible to receive the dividend upon the lapse of the Restrictions. The Restrictions shall apply to any such dividend.

(b)    Performance Awards.
(i)    Award Grant. A Participant may receive a Performance Award for a specified target cash amount as set forth in the Participant's Award Agreement (a “Performance Award”).

(ii)    Grant Date. The Grant Date of the Performance Award will be determined by the Committee and set forth in the Participant's Award Agreement.

(iii)    Payout Criteria and Form of Payment. Except as otherwise expressly set forth in this Section 4(b), payment, if any, of a Performance Award will be based on the following factors as described and defined below: (A) the Average Annual Operating Income Margin during the Performance Period of the Company relative to the Composite Performance of the members of the Industry Composite Group; (B) Customer Service Performance during the Performance Period of the Company; and (C) Return on Invested Capital for each calendar year during the Performance Period of the Company.
The payout, if any, of a Performance Award will be made (A) in Shares, calculated based on the Conversion Formula (as defined below), to each Participant who is an Executive Officer Participant at the time of such payout and (B) in cash in all other circumstances.

(iv)    Definitions.
(A)    In General.

(1)	“Composite Performance” has the meaning given such term in the Delta Air Lines, Inc. 2013 Long-Term Incentive Program (the “2013 LTIP”).

(2)	“Conversion Formula” has the meaning given such term in the 2013 LTIP.

(3)	“GAAP” means accounting principles generally accepted in the United States of America.

(4)	“Industry Composite Group” has the meaning given such term in the 2013 LTIP.

(5)	“Performance Period” means the period beginning on January 1, 2013 and ending on and including December 31, 2014.

(B)    Average Annual Operating Income Margin.

(1)
The “Average Annual Operating Income Margin” for Delta and each member of the Industry Composite Group shall be calculated by using the subject company's Operating Income and Total Operating Revenue for the applicable periods and the following formula: (A ÷ B ), where:

A = Operating Income for 2013 and 2014; and
B = Total Operating Revenue for 2013 and 2014.

(2)	“Operating Income” has the meaning given such term in the 2013 LTIP.

(3)	“Total Operating Revenue” has the meaning given such term in the 2013 LTIP.
(C)    Customer Service Performance.

(1)	The “Customer Service Performance” has the meaning given such term in the 2013 LTIP.
(D)    Return on Invested Capital.

(1)
The “Return on Invested Capital” for Delta shall be calculated by using Delta's Adjusted Total Operating Income and Average Invested Capital for each individual calendar year during the Performance Period (2013 and 2014) and the following formula, (A B), where:

A = Adjusted Total Operating Income; and
B = Average Invested Capital.

(2)	“Adjusted Total Operating Income” has the meaning given such term in the 2013 LTIP.

(3)	“Average Invested Capital” has the meaning given such term in the 2013 LTIP.

(v)     Vesting.

(A)    General. Subject to the terms of the 2007 Performance Plan, the TAP, and all other conditions included in any applicable Award Agreement, the Performance Award shall vest, as described in this Section 4(b)(v), as of the end of the Performance Period to the extent that the Company's actual performance results meet or exceed Threshold level with respect to Average Annual Operating Income Margin, Customer Service Performance and/or Return on Invested Capital, as applicable and as described below. For purposes of Average Annual Operating Income Margin, the Company's performance is compared against the Composite Performance of the Industry Composite Group.

(B)    Committee's Authority. In determining the Average Annual Operating Income Margin for Delta and each member of the Industry Composite Group and the Return on

Invested Capital for Delta, the Committee shall make such adjustments with respect to any subject company as is necessary to ensure the results are comparable, including, without limitation, differences in accounting policies (for example, fuel hedging, purchase accounting adjustments associated with mergers, acquisitions or divestures, or fresh start accounting as a result of emergence from bankruptcy). Without limiting the generality of the forgoing, the Committee shall (i) make such determinations based on financial data filed by the subject company with the U.S. Department of Transportation or otherwise and (ii) exclude from any calculation any item of gain, loss, or expense to be extraordinary or unusual in nature or infrequent in occurrence.

(C)    Impact of Certain Events. A company shall be automatically removed from the Industry Composite Group in the event that any of the following occur during or with respect to the Performance Period: (i) such company ceases to maintain or does not timely prepare publicly available statements of operations prepared in accordance with GAAP; (ii) such company is not the surviving entity in any merger, consolidation, or other non-bankruptcy reorganization (or survives only as a subsidiary of an entity other than a previously wholly owned subsidiary of such company); (iii) such company sells, leases, or exchanges all or substantially all of its assets to any other person or entity (other than a previously wholly owned subsidiary of such company); (iv) such company is dissolved and liquidated; or (v) more than 20% of such company's revenues (determined on a consolidated basis based on the regularly prepared and publicly available statements of operations of such company prepared in accordance with GAAP) for any fiscal year of such company are attributable to the operation of businesses other than such company's airline business and such company does not provide publicly available statements of operations with respect to its airline business that are separate from the statements of operations provided with respect to its other businesses.

(D)    Transactions Between Airlines. To the extent reasonably practicable, in the event of a merger, consolidation, or similar transaction during the Performance Period between Delta and any other airline, including a member of the Industry Composite Group, or between any member of the Industry Composite Group and any other airline, including another member of the Industry Composite Group (an “Airline Merger”), Average Annual Operating Income Margin for any such company involved in an Airline Merger will be calculated on a combined basis as if the Airline Merger had occurred on January 1, 2013, removing the effects of purchase accounting-related adjustments.

(E)    Vesting/Performance Measures-Excluding Return on Invested Capital. The payment, if any, a Participant will receive in connection with the vesting of the portion of the Performance Award attributable to Average Annual Operating Income Margin and Customer Service Performance will be based on the following:

Average Annual Operating Income Margin			+	Customer Service Performance--Domestic			+	Customer Service Performance--Domestic
Performance Measure		% of Target Earned x Weight		Performance Measure		% of Target Earned x Weight		Performance Measure		% of Target Earned x Weight
Maximum	33.0% above Composite Performance	200% x50%		Maximum	+3.0% points or higher	200% x15%		Maximum	+5.0% points or higher	200% x10%
Target	Composite Performance	100% x50%		Target	+1.5% points	100% x15%		Target	+2.5% points	100% x10%
Threshold	33.0% below Composite Performance	50% x50%		Threshold	+0% points	50% x 15%		Threshold	+1.0% points	50% x 10%

Any portion of a Performance Award attributable to Average Annual Operating Income Margin and Customer Service Performance that does not vest at the end of the Performance Period will immediately lapse and become void. Payouts based on the above performance measures will be straight-line interpolated when actual performance results fall above Threshold and below Target or above Target and below Maximum.
(F)    Vesting/Performance Measures-Return on Invested Capital. The payment, if any, a Participant will receive in connection with the vesting of the portion of the Performance Award attributable to Return on Invested Capital will be based on the following:

Return on Invested Capital 2013			+	Return on Invested Capital 2014
Performance Measure		% of Target Earned x Weight		Performance Measure		% of Target Earned x Weight
Maximum	12.0% or higher	200% x 12.5%		Maximum	12.0% or higher	200% x 12.5%
Target	10.0%	100% x 12.5%		Target	10.0%	100% x 12.5%
Threshold	8.0%	50% x 12.5%		Threshold	8.0%	50% x 12.5%

The Company's Return on Invested Capital performance will be measured each calendar year during the Performance Period (each calendar year increment is referred to herein as an “ROIC Installment”) and to the extent that the Company's actual performance results meet or exceed Threshold level at the end of each calendar year during the Performance Period, each such ROIC Installment will be treated as an “Earned Award.” A Participant's Earned Award(s), if any, will accumulate until the end of the Performance Period at which time all Earned Awards will vest.

Any ROIC Installment that does not vest at the end of the Performance Period will immediately lapse and become void. Payouts based on the above performance measures will be straight-line interpolated when actual performance results fall above Threshold and below Target or above Target and below Maximum.

(vi)        Timing of Payment. The payout, if any, of any Performance Award that vests under Section 4(b)(v) will be made as soon after the end of the Performance Period as the payment amount can be finally determined, but in no event later than March 15, 2015, unless it is administratively impracticable to do so, and such impracticability was not foreseeable at the end of 2014, in which case such payment shall be made as soon as administratively practicable after March 15, 2015.
(vii)    Accelerated Vesting/Forfeiture upon Termination of Employment-Excluding Return on Invested Capital). The portion of the Performance Awards attributable to Average Annual Operating Income Margin and Customer Service Performance are subject to the following terms and conditions.

(A)     Without Cause or For Good Reason. Upon a Participant's Termination of Employment by the Company without Cause or by the Participant for Good Reason (including the Termination of Employment of the Participant if he is employed by an Affiliate at the time the Company sells or otherwise divests itself of such Affiliate), the portion of the Participant's target Performance Award attributable to Average Annual Operating Income Margin and

Customer Service Performance will be recalculated and will be the result of the following formula (the “Adjusted Performance Award”): S × (T ÷ 24) where,

S = the portion of the Participant's target Performance Award attributable to Average Annual Operating Income Margin and Customer Service Performance as of the Grant Date; and
T = the number of calendar months from January 1, 2013 to the date of such Termination of Employment (rounded up for any partial month).

Thereafter, the Participant will be eligible to receive a payment, if any, in cash based on the Adjusted Performance Award which will vest and become payable under Section 4(b)(v) in the same manner and to the same extent as if the Participant's employment had continued.
(B)    Voluntary Resignation. Upon a Participant's Termination of Employment by reason of a voluntary resignation (other than for Good Reason or Retirement) prior to the end of the workday on December 31, 2014, the Participant will immediately forfeit any unpaid portion of the Performance Award attributable to Average Annual Operating Income Margin and Customer Service Performance as of the date of such Termination of Employment. In the event a Participant incurs a Termination of Employment by reason of a voluntary resignation (other than for Good Reason or Retirement) on or after January 1, 2015, the Participant will remain eligible for any unpaid Performance Award attributable to Average Annual Operating Income Margin and Customer Service Performance, which award will vest and become payable under Section 4(b)(v) in the same manner and to the same extent as if the Participant's employment had continued.

(C)    Retirement. Subject to Section 4(b)(vii)(F) below, upon a Participant's Termination of Employment due to Retirement, the portion of the Participant's target Performance Award attributable to Average Annual Operating Income Margin and Customer Service Performance will be recalculated in accordance with the formula set forth in Section 4(b)(vii)(A) above. Thereafter, the Participant will be eligible to receive a payment, if any, in cash based on the Adjusted Performance Award which will vest and become payable under Section 4(b)(v) in the same manner and to the same extent as if the Participant's employment had continued.

(D)    Death or Disability. Upon a Participant's Termination of Employment due to death or Disability, the portion of the Participant's Performance Award attributable to Average Annual Operating Income Margin and Customer Service Performance will immediately become vested at the target level and such amount will be paid in cash as soon as practicable thereafter to the Participant or the Participant's estate, as applicable.

(E)     For Cause. Upon a Participant's Termination of Employment by the Company for Cause, the Participant will immediately forfeit any unpaid portion of the Performance Award attributable to the Average Annual Operating Income Margin and Customer Service Performance measures as of the date of such Termination of Employment.

(F)    Retirement-Eligible Participants Who Incur a Termination of Employment for Other Reasons. If a Participant who is eligible for Retirement is, or would be, terminated by the Company without Cause, such Participant shall be considered to have been terminated by the Company without Cause for purposes of the TAP rather than having retired, but only if the Participant acknowledges that, absent Retirement, the Participant would have been terminated by the Company without Cause. If, however, the employment of a Participant who is eligible for Retirement is terminated by the Company for Cause, then regardless of whether the Participant is considered as a retiree for purposes of any other program, plan or policy of the Company, for purposes of the TAP, the Participant's employment shall be considered to have been terminated by the Company for Cause.

(viii)    Accelerated Vesting/Forfeiture upon Termination of Employment-Return on Invested Capital. The portion of the Performance Awards attributable to Return on Invested Capital is subject to the following terms and conditions.
(A)    Without Cause or For Good Reason. Upon a Participant's Termination of Employment by the Company without Cause or by the Participant for Good Reason (including the Termination of Employment of the Participant if he is employed by an Affiliate at the time the Company sells or otherwise divests itself of such Affiliate), the Participant will be eligible to receive:
(1)    payment of any Earned Award in cash, which Earned Award will vest and become payable under Section 4(b)(v) in the same manner and to the same extent as if the Participant's employment had continued; and
(2)    with respect to the ROIC Installment outstanding in the calendar year of the Participant's Termination of Employment, if any, the Participant's ROIC Installment for such year will be recalculated and will be the result of the following formula (the “Adjusted ROIC Installment”): U x (V ÷ 12) where,
U = the Participant's target Performance Award with respect to the applicable ROIC Installment, as of the Grant Date; and
V = the number of calendar months from January 1 of the calendar year in which the Termination of Employment occurred to the date of such Termination of Employment (rounded up for any partial month).
Thereafter, the Participant will be eligible to receive a payment, if any, based on the Adjusted ROIC Installment which will vest and become payable under Section 4(b)(v) in the same manner and to the same extent as if the Participant's employment had continued.
Upon a participant's Termination of Employment by the Company without Cause or by the Participant for Good Reason, any ROIC Installment outstanding in the calendar year following the year in which the Participant's Termination of Employment occurred shall be immediately forfeited as of the date of such Termination of Employment.
(B)    Voluntary Resignation. Upon a Participant's Termination of Employment by reason of a voluntary resignation (other than for Good Reason or Retirement) prior to the end of the workday on December 31, 2014, the Participant will immediately forfeit any unpaid portion of the Performance Award attributable to Return on Invested Capital, including any Earned Awards, as of the date of such Termination of Employment. In the event a Participant incurs a Termination of Employment by reason of a voluntary resignation (other than for Good

Reason or Retirement) on or after January 1, 2015, the Participant will remain eligible for any unpaid Performance Award attributable to Return on Invested Capital, including any Earned Awards, which award will vest and become payable under Section 4(b)(v) in the same manner and to the same extent as if the Participant's employment had continued.
(C)    Retirement. Subject to Section 4(b)(viii)(F) below, upon a Participant's Termination of Employment due to Retirement, the Participant will be eligible to receive:
(1)    payment of any Earned Award in cash, which Earned Award will vest and become payable under Section 4(b)(v) in the same manner and to the same extent as if the Participant's employment had continued; and
(2)    with respect to the ROIC Installment outstanding in the year of the Participant's Termination of Employment, the Participant's ROIC Installment for such year will be recalculated in accordance with the formula set forth in Section 4(b)(viii)(A) above.
Thereafter, the Participant will be eligible to receive a payment, if any, based on the Adjusted ROIC Installment which will vest and become payable under Section 4(b)(v) in the same manner and to the same extent as if the Participant's employment had continued.
Upon a participant's Termination of Employment by reason of Retirement, any ROIC Installment outstanding in the calendar year following the year in which the Participant's Termination of Employment occurred shall be immediately forfeited as of the date of such Termination of Employment.
(D)    Death or Disability. Upon a Participant's Termination of Employment due to death or Disability, the Participant will be eligible to receive:
(1)    payment of any Earned Award, which Earned Award will immediately become vested and such amount will be paid in cash as soon as practicable thereafter to the Participant or the Participant's estate, as applicable; and
(2)     with respect to any remaining ROIC Installment(s) outstanding as of the date of the Participant's Termination of Employment, the Participant's ROIC Installment(s) will immediately become vested at the target level and such amount will be paid in cash as soon as practicable thereafter to the Participant or the Participant's estate, as applicable.
(E)     For Cause. Upon a Participant's Termination of Employment by the Company for Cause, the Participant will immediately forfeit any unpaid portion of the Performance Award attributable to Return on Invested Capital, including any Earned Awards, as of the date of such Termination of Employment.
(F)    Retirement-Eligible Participants Who Incur a Termination of Employment for Other Reasons. If a Participant who is eligible for Retirement is, or would be, terminated by the Company without Cause, such Participant shall be considered to have been terminated by the Company without Cause for purposes of the TAP rather than having retired, but only if the Participant acknowledges that, absent Retirement, the Participant would have been terminated by the Company without Cause. If, however, the employment of a Participant who is eligible for Retirement is terminated by the Company for Cause, then regardless of whether the Participant is considered as a retiree for purposes of any other program, plan or policy of the Company, for purposes of the TAP, the Participant's employment shall be considered to have been terminated by the Company for Cause.
(ix)    Change in Control. Notwithstanding the forgoing and subject to Section 5 below, upon a Participant's Termination of Employment by the Company without Cause or by the Participant for Good Reason (including the Termination of Employment of the Participant if he is employed by an Affiliate at the time the Company sells or otherwise divests itself of such Affiliate) on or after a Change in Control but prior to the second anniversary of such Change in Control, the Participant's outstanding Performance Award shall immediately become vested at the target level (or, with respect to any Earned Award, at the level at which it was earned) and such amount will be paid in cash to the Participant as soon as practicable. With respect to any Participant who incurs a Termination of Employment by the Company without Cause or who resigns for Good Reason prior to a Change in Control, if a Change in Control occurs thereafter during the Performance Period, such Participant's Adjusted Performance Award, Adjusted ROIC Installment and Earned Awards, if any, will immediately become vested and be paid in cash to the Participant as soon as practicable.
5.    Potential Reduction in Payments Due to Excise Tax. In the event that a Participant becomes entitled to benefits under the TAP, then such benefits, together with any payment or consideration in the nature of value or compensation to or for the Participant's benefit under any other agreement with or plan of Delta, shall be subject to reduction as set forth in Section 4(e) of the 2009 Delta Air Lines, Inc. Officer and Director Severance Plan, which relates to the excise tax under Section 4999 of the Code.
6.    Definitions. For purposes of the TAP, the following definitions are hereby modified as set forth below and will apply in lieu of the definitions set forth in the 2007 Performance Plan or as modified, as applicable.
(a)For purposes of the TAP, “Good Reason” shall have the meaning set forth in the 2007 Performance Plan except the following will be ignored for purposes of determining whether a Participant has suffered a reduction that constitutes Good Reason under the TAP: (i) any Award made to a Participant under the TAP; (ii) any long-term award made to a Participant under the 2007 Performance Plan; (iii) any other equity-based awards or other incentive compensation awards made to a Participant by Delta (or any Affiliate); and (iv) any retention payment or special travel benefits provided to a Participant as a result of his or her initial employment with Delta or any Affiliate.

(b)    For purposes of the TAP, “Retirement” means a Termination of Employment (other than for Cause or death) either: (i) on or after a Participant's 62nd birthday provided that such Participant has completed at least 5 years service since his or her most recent hire date with the Company (or an Affiliate or former Affiliate) or (ii) on or after a Participant's 52nd birthday provided that such Participant has completed at least 10 years service since his or her most recent hire date with the Company (or an Affiliate or former Affiliate).
7.    Clawback. Notwithstanding anything to the contrary in the TAP and subject to further amendment of this Section 7 to the extent required to be in compliance with any applicable law or regulations or Delta's internal clawback policy, as it may be amended from time to time, if the Committee determines that a vice president or more senior officer level Participant has engaged in fraud or misconduct that caused, in whole or in part, the need for a required restatement of Delta's financial statements filed with the Securities and Exchange Commission, the Committee will review all incentive compensation awarded to or earned by the Participant, including, without limitation, any Award under the TAP, with respect to fiscal periods materially affected by the restatement and may recover from the Participant all such incentive compensation to the extent that the Committee deems appropriate after taking into account the relevant facts and circumstances. Any recoupment hereunder may be in addition to any other remedies that may be available to Delta under applicable law, including, disciplinary action up to and including termination of employment.

8.    Section 409A of the Code. To the extent required to be in compliance with Section 409A of the Code, and the regulations promulgated thereunder (together, “Section 409A”), notwithstanding any other provision of this Plan, (a) any payment or benefit to which a Participant is eligible under the TAP, including a Participant who is a “specified employee” as defined in Section 409A, shall be adjusted or delayed and (b) any term of the TAP may be adjusted, in such manner as to comply with Section 409A and maintain the intent of the TAP to the maximum extent possible. More specifically, to the extent any payment provided to a Participant under the TAP constitutes non excepted deferred compensation under Section 409A and the Participant is at the time of his termination of employment considered to be a “specified employee” pursuant to the Company's policy for determining such employees, the payment of any such non excepted amount and the provision of such non excepted benefits will be delayed for six months following the Participant's separation from service. Notwithstanding the foregoing, Delta shall not have any liability to any Participant or any other person if any payment is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and does not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A.